Exhibit 10.22

[KSTC-184-512-11-114]

Kentucky Science and Technology Corporation (KSTC)

Grant Agreement No. KSTC-184-512-11-114

Kentucky Cabinet for Economic Development
Office of Commercialization and Innovation
Kentucky SBIR-STTR Matching Funds Grant

PROJECT TITLE: APPLICATION #: CONTACT PERSON: GRANTEE ORGANIZATION: PERFORMANCE PERIOD:	Transdermal Cannabidiol Prodrug Delivery KSTC-012-DCIS-135 Audra Stinchcomb AllTranz, Inc. October 1, 2011 — June 30, 2012

GRANTOR CONTACTS

KSTC Technical Representative
Kenneth D. Ronald, Program Manager
Kentucky Science and Technology Corporation
P.O. Box 1049
Lexington, KY 40588-1049
PH: 859-246-3252
FX: 859-259-0986
E-mail: kronald@kstc.com

KSTC Administrative Representative
John Wehrle, Chief Financial Officer
Kentucky Science and Technology Corporation
P.O. Box 1049
Lexington, KY 40588-1049
PH: 859-246-3224
FX: 859-259-0986
E-mail: jwehrle@kstc.com

GRANTEE CONTACTS

Contact Person/Principal Investigator (PI) AllTranz, Inc. Audra Stinchcomb 2277 Thunderstick Drive Lexington, KY 40505 PH: 859-323-6192 E-mail: audra@altranz.com	Administrative Representative AllTranz, Inc. Jessica Wehle 2277 Thunderstick Drive Lexington, KY 40505 PH: 859-309-3008 E-mail: jwehle@alltranz.com

Total KSTC Grant Amount:  Up to $ 150,000

Research Focus Area:  Biosciences

This GRANT AGREEMENT is made and entered into as of September 29, 2011, by and between the KENTUCKY SCIENCE and TECHNOLOGY CORPORATION, a Kentucky nonprofit corporation (“KSTC”), as administrator of the Kentucky CABINET FOR ECONOMIC DEVELOPMENT (“CABINET”), OFFICE OF COMMERCIALIZATION AND INNOVATION (“OCI”) Kentucky SBIR/STTR Matching Funds Program through a Personal Service Contract with the CABINET, a governmental agency of the Commonwealth of Kentucky for and on behalf of the OCI, and AllTranz, LLC, a Kentucky corporation/limited liability company (“Grantee”).

In consideration of the mutual terms, provisions and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.0                               TERM OF AGREEMENT.

The term of this Agreement shall be for a 9 month period effective October 1, 2011 and continuing until June 30, 2012 unless terminated at an earlier date pursuant to the terms and conditions of this Grant Agreement.

2.0                               STATEMENT OF WORK AND DELIVERABLES.  Grantee agrees to:

(a)                                 Statement of Work.  Use best efforts to conduct technology and business development as outlined in the attached project timeline/Gantt chart (Exhibit A) and the approved proposal KSTC-012-DCIS-135 which is incorporated into this Grant Agreement by reference, (which together constitute the “Project”).

(b)                                 Deliverables.

(i)                                    Reports.  Prepare and submit:

(1)                                 Quarterly Status Reports.  Summarize the status of Grantee’s technical and business efforts and financial progress.  Use the Online Application and Reporting System to submit Quarterly Status Reports.  The Quarterly Report format can be found on the web-based Online Application System.  Quarterly Status Reports are required throughout the term of the Grant and are used, consistent with Program Guidelines, as prerequisites for scheduled payment of grant funds.  Quarterly Status Reports shall include a Disclosure of Inventions as set forth in Section 6.0(b) of this Agreement.  Quarterly Status Reports shall be submitted in accordance with the reporting schedule provided in Section 2.0 (b) (ii) below.

(2)                                 Quarterly Financial Reports and Invoices.  Quarterly financial reports and invoices are due within 30 days after the Quarterly Status Reports and shall be submitted in accordance with the reporting schedule provided in Section 2.0 (b) (ii) below.  All financial reports and invoices shall be in the format provided in Exhibit C attached and must include the KSTC Grant Agreement Number, the billing period, the current and cumulative breakdown of costs, and shall be signed and approved by the Grantee’s Fiscal/administrative Representative. The Grantee’s invoices must be accompanied with applicable supporting documentation and records (payroll registers, invoices, receipts, etc.)  Quarterly invoices for this Phase 1 grant award are limited to a maximum of 30% of the total budget (minus any large equipment purchases and less 10% for the final report) for each quarter (see Exhibit C).  Funds may be used only for allowable costs for activities for which grant funds are awarded.  Expenditures for equipment purchases are allowed up to $25,000 for Phase 1 awards with prior approval which can be invoiced immediately with a separate invoice and supporting documentation.

The final 10% of the grant amount will be reimbursed upon submission and approval of the Matching Funds Grant Final Report and submission of a final Financial and Invoice Report.

(3)                                 Final Report.  A Final Report shall be submitted via the Online Application and Reporting System within 30 days of the completion of the Grantee’s work for the Matching Funds Program Project.  Failure to file a Final Report will be an incident of Default pursuant to Section 8.1 of this Agreement.  The Online Final Report shall include the following:

a.                                      A summary of technical and business goals and achievements including a final financial report.  The Grantee shall also include a discussion of the technical progress of the Federal Phase I SBIR-STTR.

b.                                      Statement of whether the Grantee plans to continue the proposed research (into Phase II) with its own or other resources such as venture capital funding.

c.                                       Discussion of any material affects the Kentucky SBIR/STTR Phase I Matching Funds had on your Company, including job creation and receipt of additional private or government funds.

d.                                      List of patent applications that were filed or approved since the award of the KY SBIR- STTR Phase I Matching Funds Program Grant.

e.                                       Disclosure of Inventions as set forth in Section 6.0(b) of this Agreement.

f.                                        Detailed technical, business and financial report.  The Final Report shall be a standalone comprehensive document of the Matching Funds Program tasks and can be submitted or uploaded in Microsoft Word format electronically.  The Final Report format can be found on the Online Application and Reporting System.

g.                                      Any general comments or suggested changes for this program.

(4)                                 Post Award Company Status Reports.  A report shall be submitted annually for five years after the final disbursement of Matching Grant Funds to certify the continuing Kentucky based status of your Company per section 4(i)(2).  This report can be submitted electronically within 30 days of the anniversary of your final disbursement of funds.  The report format can be found on the web-based Online Application and Reporting System.

(c)                                  Reporting Schedule:

The Grantee/Principal Investigator (“PI”) shall submit Quarterly Status Reports and Invoices, Final Report, and Post Award Reports on the following schedule.

#	Report	Due Dates
1	Quarterly Status Report	January 1, 2012, April 1, 2012
2	Quarterly Invoice (Exhibit C)	February 1, 2012, May 1, 2012
3	Phase I Matching Funds Grant Final Report	July 31, 2012
4	Final Invoice	August 31, 2012
5	Post Award Company Status Reports	Annual Submission, (for 60 months) on anniversary date of final disbursement of Matching Funds.

(d)                                 Full Compliance.  Fully comply with all of the terms, conditions and provisions of this Grant Agreement.

3.0                               GRANT FUNDING AND DETAILED BUDGET.

(a)                                 Funding Amount and Use.  Subject to the terms and conditions of this Agreement, KSTC hereby agrees to provide grant funds to Grantee for direct costs, consistent with the Program Guidelines (Exhibit B) an amount not to exceed $150,000 (One-hundred fifty thousand dollars).  All funds provided by KSTC shall be expended by Grantee: 1) in accordance with the budget as detailed in the above referenced SBIR proposal KSTC-012-DCIS-135 and all the terms and conditions of this Agreement and Program Guidelines and 2) in compliance with applicable law, including other statutory, regulatory, and contractual requirements as may be applicable to the receipt and expenditure of Commonwealth of Kentucky funds.  Previously approved equipment purchases are allowed under this Grant Agreement but are limited to $25,000 unless otherwise justified by the Applicant and approved by KSTC.

(b)                                 Disbursement of Funds.  Grant disbursements will be made on a reimbursable basis, payable when quarterly invoices and reports are submitted.

The Grantee will provide KSTC the name and business account number of the bank to which it desires grant payment to be made by KSTC electronically.

(c)                                  Availability of Funds.  The Parties to this Agreement acknowledge that KSTC has entered into a Personal Service Contract with the Cabinet to administer the Kentucky SBIR/STTR Matching Funds Program.  KSTC has been approved to receive funding from the Cabinet to enable KSTC to fund the Grant to Grantee.  The Parties further acknowledge that under KSTC’s Personal Service Contract with the Cabinet both KSTC and the Cabinet have the unrestricted right to terminate their Personal Service Contract with or without cause upon1 thirty days written notice.  The Parties agree that KSTC’s obligation to provide funding to Grantee is contingent and conditioned upon KSTC receiving funding for such purpose from the Cabinet and the Cabinet’s receipt of an appropriation there for.  The Parties further agree that KSTC shall have the unrestricted right to terminate this Agreement immediately and without notice in its sole and absolute discretion in the event the Cabinet terminates or reduces funding to KSTC or requires KSTC to repay unspent funds, or in the event that either KSTC or the Cabinet exercise their unrestricted right to terminate their Personal Service Contract with or without cause.  In such event the Parties agree that any remaining unexpended and uncommitted funds shall be returned to KSTC by the Grantee.

(d)                                 Retention of Records.  The Grantee shall retain all financial records, supporting documents, statistical records, and all other records pertaining directly or indirectly to this Grant Agreement for a period of three (3) years after KSTC has accepted Grantee’s final report or as otherwise required by applicable law.

(e)                                  Financial Management System.  Prior to receipt of grant funds, the Grantee shall have in place an overall financial management system sufficient to ensure effective control over and accountability for all funds received.  Accounting records must be supported by source documentation such as time sheets and invoices.  A financial status report will be included in the Status Report submitted each quarter.

4.0                               GENERAL TERMS, CONDITIONS AND REPRESENTATIONS.

(a)                                 KSTC Monitoring.  KSTC is responsible for the administration of the Kentucky SBIR/STTR Matching Funds Program and to monitor Grantee’s performance under this Grant.

(b)                                 Organization.  Grantee is a Kentucky-Based Company (as defined in 4.0 (c) below) duly organized, validly existing and in good standing under the laws of the state of its organization.  If not organized under Kentucky law, Grantee is duly authorized and in good standing to transact business in Kentucky.  The list of equity owners on Exhibit D is true and correct (“Owners”).  Grantee has delivered to KSTC:   (i) true and correct copies of its articles or certificate of organization or incorporation and all amendments;  (ii) true and correct copies of its bylaws and all amendments or any analogous organizational or governance documents or agreements; (iii) a recently dated Certificate of Existence or Certificate of Authority to Transact Business, as the case may be, issued by the Kentucky Secretary of State; and (iv) copies, certified as true and correct by appropriate company officers, of duly adopted resolutions of the company’s board of directors, shareholders, members or managers, as the case may be, authorizing the company’s execution, delivery and performance of this Agreement.

(c)                                  Kentucky Based Company.  The Grantee has its principal office of operation in Kentucky and no less than fifty-one percent (51%) each of its property and payroll is located in Kentucky.  By signing this Agreement, the Grantee certifies that the Company is registered with and in “Good Standing” with the Kentucky Secretary of State, is current with the Kentucky Department of Revenue, and that the company qualifies as a Kentucky Based Company.  The company shall remain a Kentucky-Based Company in good standing with the Kentucky Secretary of State at all times during the performance period of the Grant Agreement and for a minimum period of 60 months after final disbursement of grant funds.

(d)                                 Property.  Property for the purposes of the Kentucky SBIR/STTR Matching Funds Program includes real property and other business and personal property that are subject to depreciation under the Federal Tax Code and any amendments thereto.

(e)                                  Payroll.  Payroll, for the purposes of the Kentucky SBIR/STTR Matching Funds Program, is (1) the number of full-time employees working directly for the project, fifty-one percent (51%) or more of whom must be bona fide Kentucky residents; AND (2) the total gross payroll of Grantee, fifty-one percent (51%) or more of which must be paid to bona fide Kentucky residents.

(f)                                   Principal Investigator.  The Grantee shall require the Principal Investigator to conduct and oversee the conduct of the work described in the approved Grant Application, to provide all reports required by Section 2.0 above and to perform all other duties required of the Grantee and PI by this Grant Agreement.

(g)                                 Termination or Resignation of Principal Investigator.  If the Grantee terminates the Pi, or the PI gives Grantee notice of intent to resign from his/her position with Grantee, Grantee shall notify KSTC’s Technical Representative of such in writing within 7 (seven) days of notice or termination.  Within 15 (fifteen) days of such notification, Grantee shall notify the KSTC Technical Representative in writing of the alternate arrangements Grantee shall take to complete its obligation under this Grant Agreement.  Within fifteen (15) days after KSTC’s receipt of such notification, KSTC’s Program Representative shall notify the Company in writing of either (i) accepting the alternate arrangement proposed by Grantee, or (ii) termination of this Agreement under Section 8.1(d) which notice shall become a part of this Agreement.

(h)                                 Changes in Scope of Project.  Any material change in the scope of the Project, including PI and other identified investigators, is strictly subject to KSTC’s prior written approval.

(i)                                    Required Insurance Coverages.  Grantee shall maintain and upon request furnish evidence to KSTC of the insurance coverages required by law or as reasonably requested by KSTC, all in such amounts and with such carriers as are reasonable acceptable to KSTC.

(j)                                    Transfer to Other State.

(i)                                    Grantee acknowledges and agrees that the funds for this grant award come from the State of Kentucky and that intent and purpose of the SBIR-STTR Matching Funds Grant program is to support the growth of companies in Kentucky.  The Kentucky SBIR/STTR Matching Grant funding under this Grant Agreement is intended for the Grantee to conduct Project related tasks as long as the Grantee maintains its Kentucky-based Company status and conducts no less than 51% of the Project work within the Commonwealth of Kentucky.  Grantee recognizes that the State of Kentucky will be irreparably harmed should Grantee fail to remain a Kentucky-based company at all times while receiving funding under this Agreement and for a minimum period of sixty (60) months after the date of final disbursement of Grant funds.  If the Grantee’s Kentucky based business status changes, a default will occur and immediate termination will result.  All funds received prior to the date of default and termination shall be repaid to KSTC with interest.  If the company is not able to repay the amount in full immediately after notice of termination, then the balance of the unpaid amount shall be subject to a default interest rate of 14% per annum from the date of default until paid in full.

(ii)                                The Grantee agrees to retain its Kentucky-based status, as defined in the Program Guidelines, for not less than sixty (60) months after the date of final disbursement of Grant funds.  The Grantee’s failure to meet this requirement will constitute a default by the Grantee resulting in immediate termination of the Grant Agreement, and Grantee will be required to repay one hundred percent (100%) of the Matching Fund Grant to KSTC, plus interest as stated above.

(iii)                            Grantee shall provide a CPA certification of its Kentucky-based status within 30 days of the anniversary date of the date of final disbursement of Grant funds for five (5) years thereafter if specifically requested.  This certification may be submitted with the company post award annual status report.  The Parties agree that the requirement of this Subsection is enforceable beyond the term of the Agreement as stated in Section 1.0.

(k)                                 Compliance with Law.  The Grantee and the PI agree to comply with all applicable federal, state and local laws and regulations including, but not limited to, civil rights, equal opportunity and affirmative action in their performance of this Grant Agreement.  KSTC, OCI, the Cabinet and the Commonwealth of Kentucky assume no responsibility for oversight of Grantee’s compliance with or for Grantee’s failure in complying with any federal, state and local laws and regulations.

(l)                                    Legal Proceedings.  No litigation, arbitration or federal, state or local governmental proceedings or investigations are pending or threatened against Grantee.  There are no outstanding or unpaid judgments against Grantee.

(m)                             Solvency.  Neither Grantee or any majority owner is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them; or (iii) bankruptcy, reorganization or liquidation proceeding instituted by or against any of them.

(n)                                 Taxes.  All tax returns and reports of Grantee required to be filed by it have been duly and timely filed, and all taxes, assessments, fees and other charges due and payable by Grantee upon its properties, assets or income have been paid in full.  There are no audits, assessments or investigations pending or threatened against grantee by any federal, state or local tax authority.

(o)                                 Disclosure.  No representation or warranty of Grantee contained in this Agreement or in any other document, certificate or written statement furnished to KSTC by or on behalf of Grantee contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.  There is no circumstance, event, fact or condition known to Grantee which materially and adversely affects, or is reasonably likely to materially and adversely affect, the business, operations, properties, assets or condition (financial or other) of Grantee, which has not been disclosed herein or in other documents or certificates furnished to KSTC.

(p)                                 Affiliate Transactions.  Grantee has disclosed to KSTC all transactions, contracts or arrangements involving Grantee and in which any affiliate of grantee has a direct or indirect interest or will directly or indirectly benefit.

(q)                                 Title.  Except as expressly disclosed to KSTC in writing, the property and assets that Grantee owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair Grantee’s ownership or use of such property or assets.  With respect to the property and assets it leases, Grantee is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

5.0                               GRANT PERFORMANCE AND REVIEWS.

The Grantee agrees to require the PI to:

(a)                                 Periodic Review.  Submit to periodic grant progress reviews by KSTC in accordance with applicable state regulations.

(b)                                 Inspections.  Upon KSTC’s request, permit representatives of KSTC to inspect and make copies of any records pertaining to matters covered by this Grant Agreement.  Grantee shall permit representatives of KSTC to visit and inspect the books, records and properties of Grantee, including financial and accounting records, and make copies and take extracts from them, and discuss the Grantee’s affairs, finances, and accounts with relevant employees of Grantee pertaining to matters covered by this=Agreement, and permit such representatives of KSTC to conduct such inspections on an unannounced basis as requested by KSTC

(c)                                  Meetings.  Be available for periodic management and technical review meetings as may be reasonably requested by KSTC.

6.0                               INTELLECTUAL PROPERTY PROVISIONS.

(a)                                 Grantee’s Rights.  All rights and title to all inventions, improvements and/or discoveries, including software, know-how, patent and other intellectual or proprietary property, conceived and/or made by one or more employees of Grantee in the performance of this Grant Agreement shall belong to the Grantee.

(b)                                 Disclosure of Inventions.  The Grantee agrees to provide to KSTC a list of all invention disclosures and provisional and regular patent applications, including the filing date, serial number and title, patent number and issue date, for any subject invention in any country in which the Grantee has applied for a patent.  If none, a report indicating so shall be provided.

7.0                               ACKNOWLEDGEMENT.

(a)                                 Patents.  The Grantee agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement: “This invention was made with an award from the Kentucky Cabinet for Economic Development, Office of Commercialization and Innovation, under Grant Agreement KSTC-184-512-11-114 with the Kentucky Science and Technology Corporation.”

(b)                                 Publications and Reports.  Grantee and all its PIs shall acknowledge the Grant received from KSTC in all publications (peer reviewed or non-peer reviewed) and presentations arising out of the work conducted under this Grant Agreement.  The acknowledgement of the Grant shall also be made in all internal and external reports or other reports of any kind.  A copy of each such publication or report shall be provided to the KSTC Technical Representative.  The acknowledgement shall state: “This technology was supported in part by an award from the Kentucky Cabinet for Economic Development, Office of Commercialization and Innovation, under the Grant Agreement KSTC-184-512-11-114 with the Kentucky Science and Technology Corporation.”

8.0                               EVENTS OF DEFAULT; TERMINATION

8.1.                            Events of Default.

The occurrence of any of the following shall constitute an Event of Default under this Grant Agreement:

(a)                                 Unsatisfactory Progress.  If KSTC, in its sole and absolute discretion, determines that Grantee or PI has failed to make satisfactory progress in conducting the work of the Project or otherwise is not in compliance with the requirements and provisions of this Grant Agreement, KSTC may terminate this Grant Agreement immediately upon written notice to Grantee.  Any remaining unexpended and uncommitted funds shall be returned to KSTC.

(b)                                 Bankruptcy, Insolvency of a Business Grantee.  If a Grantee: (1) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; (2) applies for, consents to, or acquiesces in the appointment of a trustee, receiver, or other custodian for Grantee or any of Grantee’s property; (3) makes a general assignment for the benefit of creditors or in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for Grantee or for a substantial part of the property of Grantee and is not discharged within thirty (30) days; (4) enters into any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is commenced in respect to Grantee, and if such case or proceeding is not commenced by Grantee, it is consented to or acquiesced in by Grantee or remains for thirty (30) days un-dismissed; or (5) takes any action to authorize, or in furtherance of, any of the foregoing.

(c)                                  Representations and Warranties.  If any representation or warranty made by Grantee in this Agreement is untrue, false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by Grantee to KSTC is false or misleading in any material respect.

(d)                                 Termination, Resignation, Death or Incapacity of PI.  If the PI is no longer performing work for Grantee and pursuant to Section 4.0(g) KSTC elects to terminate this Agreement; or if the PI dies or becomes incapable of managing his or her own affairs; or serious illness or incapacity of any PI occurs for a period exceeding six (6) months; or a trustee, receiver, guardian, custodian or other legal representative is appointed for the person or any estate or assets of any PI.

(e)                                  Good Standing.  Grantee fails to remain in good standing as a Kentucky-Based Company; or fails, refuses or omits to pay or remit any material federal, state or local taxes, assessments or withholding amounts on account of its business, properties or income; or fails, refuses or omits to timely file any federal, state or local tax returns required to be filed by it.

(f)                                   Legal Proceedings.  The institution of, or any adverse determination in, any litigation, arbitration or other proceeding against Grantee having or potentially having an adverse effect on the company in KSTC’s sole opinion.

(g)                                 Unsatisfactory Progress.  Grantee fails, in KSTC’s sole discretion, to make satisfactory progress on the Work described in Section 2.0 or fails to timely submit, without KSTC’s approval in advance, two consecutive progress or financial reports or does not comply with any other material requirement or provision of this Grant Agreement.

(h)                                 Kentucky-based Business.  The Grantee fails to remain a Kentucky-based business or to file Kentucky-based certifications as required by Subsections 4.0 (c), and 4.0 (j)(1-3).

(i)                                    Default Under Federal Grant.  A default has occurred under the Grantee’s Federal Phase I SBIR-STTR contract for which this Grant is a match, such that Grantee is no longer receiving said federal funding.

8.2.                            Remedies of KSTC upon Events of Default.

Upon the occurrence of an Event of Default, KSTC, in its sole and absolute discretion, may at any time exercise any one or more of the following rights and remedies:

(a)                                 Termination; Default Interest.  KSTC may immediately terminate this Agreement at any time upon written notice to the Grantee.  In the event of termination by KSTC, any remaining unexpended and uncommitted funds shall be returned to KSTC by Grantee, and KSTC shall have no obligation to release funds for Work performed and costs incurred by Grantee prior to the date of termination.  Immediately upon termination, KSTC’s obligation to pay the unfunded balance of the grant award shall cease.

In the event of a termination for breach of Section 4.0(j), for failure to be a Kentucky-based company, repayment of the entire amount of funds previously advanced to Grantee under this Agreement shall become immediately due and payable (the “Repayment Amount”).  The Repayment Amount shall bear interest, for the period beginning on the date Grantee no longer is a Kentucky-based Company until paid in full, at a rate per annum of fourteen percent (14%) compounded monthly.  All payments made on the Repayment Amount shall be applied, at the option of KSTC, first to collection fees and costs, if any, then to accrued interest, if any, and then to the Repayment Amount.

(b)                                 Action at Law.  KSTC may commence an appropriate legal or equitable action to enforce Grantee’s performance of the terms, covenants and conditions of this Grant Agreement.  In the event any legal action or other dispute arises relating to this Agreement, KSTC shall be entitled to recover its reasonable costs and expenses, including fees incurred for attorneys, accountants, expert witnesses and other professionals as a result of such action or dispute.  If there is any Event of Default under this Grant Agreement, Grantee promises to pay to KSTC its reasonable attorneys’ fees and court costs incurred in enforcing performance under this Agreement, collecting or attempting to collect, or securing or attempting to secure the balance due to the extent allowed by law.

(c)                                  Other Remedies.  KSTC may exercise any other right or remedies that may be available under this Grant Agreement or applicable law.

8.3.                            Remedies Cumulative.

All of KSTC’s rights and remedies under this Grant Agreement, or applicable law shall be cumulative to the greatest allowable extent.

9.0                               TERMINATION.

Either Party may terminate this Grant Agreement at any time for cause or may terminate without cause upon thirty (30) days written notice to the other Party.  In the event of termination, the Grantee shall immediately return to KSTC all unexpended and uncommitted funds received under this Grant Agreement.

10.0                        OTHER PROVISIONS.

(a)                                 Relationship of Parties.  Nothing in this Agreement shall be deemed to create a partnership or joint venture between KSTC, OCI, or Cabinet, and Grantee nor shall KSTC, OCI, or Cabinet be deemed to have made an investment in or a loan to Grantee.  Further, nothing in this Grant Agreement shall make either Party, OCI, or the

Cabinet, responsible for the debts or obligations of the other or create any relationship between the Parties, OCI or the Cabinet, other than as expressly set forth herein.

(b)                                 Indemnification.  Grantee shall indemnify, defend and hold KSTC, OCI, the Cabinet and their respective directors, officers and employees, harmless from and against any and all loss, cost, damage, and expense, including attorney’s fees, incurred in connection with this Grantee’s performance under this Grant Agreement or the operations of the Grantee, including but not limited to all loss as a result of bodily injury, property damage, invasion of privacy or infringement of patents, copyrights or other intellectual property rights.

(c)                                  Authority/No Conflict.  The execution, delivery and performance of this Grant Agreement have been duly authorized by all necessary action, have received all necessary governmental consents or approvals, if any are required, and do not and will not contravene or conflict with any provision of applicable law, the governing documents of Grantee, or any agreement or instrument binding upon Grantee or its properties Grantee and its equity owners, affiliates, members of its management team, PI and any of their respective family members are not state lobbyists or related to a state lobbyist.  No equity owner, management team member, PI or any of their respective family members are (1) members of the General Assembly in Kentucky or Cabinet for Economic Development (CED) or any board or authority within or attached to the CED.

(d)                                 Validity and Binding Nature.  This Agreement is valid, legal and binding obligations of the Grantee, and enforceable against the Grantee in accordance with its respective terms.

(e)                                  Execution of Agreements.  Grantee agrees, upon KSTC’s request, to execute any additional agreements, documents or other papers of any kind that are convenient or necessary for the implementation of this Agreement.

(f)                                   Waiver; Amendments.  No delay on the part of KSTC in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by KSTC of any right, power, or remedy preclude other or further exercise thereof or the exercise of any other right, power, or remedy.  No amendment or modification of this Agreement shall be effective unless it is in writing and signed by KSTC and Grantee.  No waiver of, or consent of KSTC with respect to, any provision of this Agreement shall in any event be effective unless it is in writing and signed and delivered by KSTC, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(g)                                 Disclosure.  (1) This agreement does not contain any false or misleading statements of or omissions of any material fact known to the Grantee that materially and adversely affects, or in the future could materially and adversely affect, the business, operations, affairs, or condition, financial or otherwise, of the Grantee that has not been disclosed to KSTC. (2) Grantee warrants that the Grantee is not aware of any actual, potential or perceived conflicts of interest which could conflict in any manner or degree with the performance of this contract. (3) No person having any such conflict of interest shall be employed by Grantee. (4) Grantee shall immediately disclose to KSTC any personal and/or professional or contractual relationships which may cause, or involve, an actual, potential, or perceived conflict of interest.

(h)                                 Notices.  All notices, requests, demands, waivers, and other communications given as provided in this Agreement shall be in writing, and shall be addressed as follows:

IF TO KSTC:

Legal Notices:                                                                   Kentucky Science and Technology Corporation

P.O. Box 1049
Lexington, KY 40588-1049
Attn:  Kris Kimel, President

All Reports:                                                                                Kentucky Science and Technology Corporation

P.O. Box 1049
Lexington, KY 40588-1049
Attn: Kenneth Ronald, Program Manager
Via email: kronald@kstc.com

IF TO THE GRANTEE:

Legal Notices:                                                                   Attorney

3500 National City Tower
101 S. Fifth Street
Louisville, KY
Attn: Michael Hawthorne
PH: 502-587-3684
E-mail: mdh@gdm.com

Technical Notices:                                            AllTranz, Inc.

2277 Thunderstick Drive
Lexington, KY 40505
Attn: Audra Stinchcomb
PH: 859-4323-6192
E-mail: audra@alltranz.com

Unless otherwise specifically provided in this Agreement, notice hereunder shall be deemed to have been given upon its being deposited in the U.S.  Mail, postage prepaid, and addressed as provided above.  The Parties hereto may change their respective addresses as provided above by giving written notice of the change to the other Parties hereto as provided in this paragraph.

(i)                                    Costs and Expenses.  Each of the Parties shall bear and be responsible for their respective costs and expenses incurred in connection with the review and preparation of this Grant Agreement and the consummation of the transactions contemplated hereby.

(j)                                    Captions.  Paragraph captions used in this Agreement are for convenient reference only, and shall not affect the interpretation of this Agreement.

(k)                                 Governing Law.  This Grant Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Kentucky, regardless of the principles of conflicts of laws applied by Kentucky or any other jurisdiction.  All obligations of Grantee and rights of KSTC expressed herein shall be in addition to, and not in limitation of, those provided by applicable law.  The parties agree and consent to service of process, jurisdiction and venue in competent United States and Kentucky courts having jurisdiction over Lexington, Fayette County, Kentucky for all purposes relating to this Agreement.

(l)                                    Binding Effect.  This Grant Agreement shall be binding upon and shall inure to the benefit of KSTC and Grantee and their respective legal representatives, successors, and assigns.

(m)                             No Third Party Beneficiaries.  Nothing in this Grant Agreement, expressed or implied, is intended to confer any rights upon any person or entity of any kind other than KSTC and Grantee.

(n)                                 Survival of Warranties.  All agreements and representations made by Grantee herein shall survive the execution and delivery of this Grant Agreement and the making of the Grant.

(o)                                 Severability.  If any provision in this Grant Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(p)                                 Counterparts.  This Grant Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by a different party in separate counterparts, each of which when so executed and delivered shall be deemed original, but all such counterparts together shall constitute but one and the same agreement.  This Grant Agreement shall become effective upon the execution of a counterpart by each of the parties, whether by original signature, facsimile signature or PDF signature, any of which shall be fully effective as a signed and original counterpart hereto.

(q)                                 Further Assurances.  In addition to the acts recited in this Grant Agreement to be performed by the Parties, the Parties shall perform or cause to be performed any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

(r)                                  Time of the Essence.  Time shall be of the essence with respect to the performance by the Parties of their obligations under this Grant Agreement.

(s)                                   Entire Agreement.  This Grant Agreement, including all Exhibits attached and referenced hereto, constitute the entire understanding and agreement of the Parties relative to the subject matter hereof, superseding all previous oral or written understandings and agreements relative to the subject matter hereof.

(t)                                    Construction.  In the construction of this Grant Agreement, the rule of construction that a document is to be construed most strictly against a Party who prepared the same shall not be applied, it being agreed that all Parties have participated in the preparation of the final form of this Grant Agreement.

(u)                                 Assignment.  Grantee shall not have the right to assign, transfer or delegate, in whole or in part, this Grant Agreement or Grantee’s rights, duties or obligations hereunder, except with the prior written consent of KSTC.  This Grant Agreement is freely assignable by KSTC.

(v)                                 Waiver of Jury Trial.  Grantee hereby waives all rights to trial by jury in any action or proceeding instituted by or against it which pertains directly or indirectly to the Grant Agreement.

(w)                               Amendments.  The Grant Agreement may be amended only by the written agreement of the Parties hereto.  No waiver of any of the provisions of this Grant Agreement shall be valid unless said waiver shall be in writing and signed by the Party against who said waiver is sought to be enforced.

(x)                                 Voluntary Act.  EACH OF THE PARTIES ACKNOWLEDGES THAT THEY HAVE THOROUGHLY REVIEWED THIS GRANT AGREEMENT AND ARE ENTERING INTO THE TRANSACTIONS CONTEMPLATED HEREIN AS THEIR FREE AND VOLUNTARY ACT AND NOT IN RELIANCE UPON ANY REPRESENTATION BY THE OTHER PARTY OTHER THAN THOSE SET FORTH HEREIN.  GRANTEE ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL AND TAX COUNSEL OF ITS CHOICE REGARDING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AND KSTC HAS ENCOURAGED GRANTEE TO CONSULT LEGAL AND TAX COUNSEL WITH RESPECT HERETO AND TO ASK ANY QUESTIONS AND RECEIVE SATISFACTORY ANSWERS REGARDING THE OBLIGATIONS CONTAINED HEREIN.

IN WITNESS WHEREOF, the Parties hereto have caused their authorized officials to execute this Grant Agreement as the date set forth below.

KENTUCKY SCIENCE AND TECHNOLOGY CORPORATION

BY:	/s/ Mahendra K. Jain	10/4/11
	Dr. Mahendra Jain, Vice-President, KSTC	Date

BY:	X /s/ Kris Kimel	10/4/11
	Kris W. Kimel, President, KSTC	Date

ALLTRANZ, INC.

BY:	/s/ Audra Stinchcomb	10/14/11
	Audra Stinchcomb, PI	Date

BY:	/s/ Jessica Wehle	10/14/11
	Jessica Wehle, Administrative	Date

Exhibit A

Grant Chart

AllTranz Inc. Development Summary

Cannabiodiol Prodrugs with Microneedle Skin Application

GUIDELINES (FY12-1)	EXHIBIT B

SOLICITATION NOTICE (FY12-1)

Notice of Availability of Funding for
The Commonwealth of Kentucky/Cabinet for Economic Development (CED)/
Office of Commercialization and Innovation (OCI)
Small Business Innovation Research (SBIR) and
Small Business Technology Transfer (STTR)
Matching Funds Program

Announcement:

Solicitation Notice for inviting Applications for Kentucky SBIR-STTR Matching Funds Program Grants to be awarded by a COMPETITIVE SELECTION PROCESS. This is the first Solicitation for FY2012 of the Kentucky SBIR-STTR Matching Funds Program. Solicitation Announcements will be scheduled on a quarterly basis in each Fiscal Year (July-June) subject to the availability of program funds.

Statute and Guidelines:

This Solicitation is issued pursuant to the established Matching Funds Award Program and the Program Guidelines that govern the administration of this Program. The Program Guidelines are incorporated into this Solicitation by reference as though set forth in their entirety herein. These Guidelines may be found on the Kentucky Cabinet for Economic Development/ Office of Commercialization and Innovation website: http://www.thinkkentuckv.com/OCI/SBIR/SBIRSTTR.aspx

Solicitation Period:	July 1, 2011 to August 1, 2011.

Key Dates:

The closing date for receipt of Applications under this announcement is August 1, 2011 at 4:00 pm eastern time. No Applications submitted in response to this Solicitation will be accepted after the closing date and time. Applications are date and time stamped by the Online Application System.

Eligibility:

Both Kentucky-Based and out-of-state companies who have received either a Phase 1 or Phase 2 SBIR-STTR Federal Grant, including those with a second year Phase 2 Award, or a Fast-Track grant letter dated January 1 or later in 2011, are eligible to apply subject to the program guidelines. Federal SBIR-STTR Phase IB or 2B enhancement or similar enhancement awards are not considered eligible awards for the Kentucky Matching Funds Program.

To be eligible to apply for Kentucky Matching Funds grant when using the second year of the federal SBIR/STTR Phase 2 award, the company must provide evidence of receiving private

1

EXHIBIT “C”

KENTUCKY SBIR-STTR MATCHING FUNDS PROGRAM FINANCIAL REPORT AND INVOICE TEMPLATE

GRANT AGREEMENT NUMBER: KSTC-184-512-11-114

Quarter Number: 1
GRANT PERIOD:

INVOICE DATE: ______________________ INVOICE NUMBER: ______________________

TO: KENTUCKY SCIENCE & TECHNOLOGY CORPORA FROM: ______________________
P.O. BOX 1049
LEXINGTON, KY 40588-1049
ATTN: JOHN WEHRLE, CHIEF FINANCIAL OFI

CURRENT BILLING PERIOD: from ______________ t

MAXIMUM PAYMENT: Multiplying total grant amount by 0.9, subtract equipment costs and divide by the number of quarters, and ADD Back equipment costs

TOTAL AMOUNT OF THIS INVOICE REQUEST: $ ________ Cannot exceed the I $ 45,000.00

KENTUCKY SBIR-STTR MATCHING FUNDS GRANT					
A	B	C	E	H	I
BUDGET CATEGORY	GRANT BUDGET (Original Budget)	PRIOR GRANT EXPENDITURES (Earned, paid, or deferred from prior quarters)	CUURENT BILLING PERIOD GRANT EXPENDITURES (Current Quarter invoiced-if total exceeds maximum, track deferred amounts for next invoice)	GRANT EXPENDITURES TO DATE (column C+E)	GRANT REMAINING (column B-H)
Personnel	$ 76,550.00	$ -	$ -	0.00	$ 76,550.00
Subcontract BioReli	$ 37,650.00	-	-	0.00	$ 37,650.00
Subcontract MPI Re	$ 35,800.00	-	-	0.00	$ 35,800.00
		Payment Expected from KSTC	$ -	Deferred Billing remaining for next invoice	#REF!
TOTAL	$ 150,000.00	$ -	$ -	$ -	$ 150,000.00
% of Grant Budget	100%	0%	0%	0%	150%

"I CERTIFY THAT ALL EXPENDITURES REPORTED (OR PAYMENT REQUESTED) ARE FOR APPROPRIATE PURPOSES AND ARE IN ACCORDANCE WITH THE AGREEMENT SET FORTH IN THE APPLICATION AND AWARD DOCUMENTS."

NAME/TITLE: ______________________ SIGNATURE/DATE: ______________________

Maximum allowable is 100,000(0.9)- Equipment /4

=(150,000(0.9))/3
=$45000